Subscription Agreement

As of __________ __, 2009

To the Board of Directors of
GSME Acquisition Partners I:

Gentlemen:

The undersigned hereby subscribes for and agrees to purchase _______ warrants (“Insider Warrants”), each to purchase one Ordinary Share, at $1.00 per Insider Warrant, of GSME Acquisition Partners I (the “Corporation”) for an aggregate purchase price of $_________ (“Purchase Price”).  The purchase and issuance of the Insider Warrants shall occur simultaneously with the consummation of the Corporation’s initial public offering of Units, consisting of one Ordinary Share and one Public Warrant (“IPO”), which is being underwritten by Cohen & Company Securities, LLC.  The Insider Warrants will be sold to the undersigned on a private placement basis and not part of the IPO.  Except as herein provided, the Insider Warrants shall have the same terms as the Public Warrants.

At least 24 hours prior to the effective date of the registration statement filed in connection with the IPO (“Registration Statement”), the undersigned shall deliver the Purchase Price to Graubard Miller, as escrow agent (“Escrow Agent”), to hold in a non-interest bearing account until the Corporation consummates the IPO.  Simultaneously with the consummation of the IPO, the Escrow Agent shall deposit the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public shareholders as described in the Corporation’s Registration Statement, pursuant to the terms of an Investment Management Trust Agreement to be entered into between the Corporation and Continental Stock Transfer & Trust Company.  In the event that the IPO is not consummated within 14 days of the date the Purchase Price is delivered to the Escrow Agent, the Escrow Agent shall return the Purchase Price to the undersigned, without interest or deduction.

The undersigned represents and warrants that he has been advised that the Insider Warrants have not been registered under the Securities Act; that he is acquiring the Insider Warrants for his accounts for investment purposes only; that he has no present intention of selling or otherwise disposing of the Insider Warrants in violation of the securities laws of the United States; that he is “accredited investors” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and that he is familiar with the proposed business, management, financial condition and affairs of the Corporation.

Moreover, the undersigned agrees that he shall not sell or transfer the Insider Warrants or any underlying securities until 60 days after the Corporation consummates an initial business combination (as described in detail in the Registration Statement) and acknowledges that the certificates for such Insider Warrants shall contain a legend indicating such restriction on transferability.

The Corporation hereby acknowledges and agrees that the Insider Warrants (i) may be exercised on a cashless basis and (ii) shall not be redeemable by the Corporation, in each case so long as such Insider Warrants are held by the undersigned or his affiliates.

192254.1

Very truly yours,

[Insert name of Investor]

Agreed to:

GSME Acquisition Partners I

By:
Name:
Title:

Graubard Miller

By:
Name:
Title:

192254.1